UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    August 28, 2008

EVERCORE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, 43rd Floor New York, New York (Address of principal executive offices)	10055 (Zip Code)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 28, 2008, pursuant to the Purchase Agreement, dated as of August 21, 2008 (the “Purchase Agreement”), between Evercore Partners Inc. (“Evercore”) and Mizuho Corporate Bank, Ltd. (“Mizuho CB”), which was previously included as an exhibit to Evercore’s Current Report on Form 8-K filed with the SEC on August 21, 2008, Evercore entered into an indenture, dated as of August 28, 2008, with The Bank of New York Mellon, as trustee (the “Indenture”), and sold to Mizuho $120 million principal amount of senior unsecured notes due 2020 with a 5.20% coupon (the “Senior Notes”) governed by the Indenture. In addition, on August 28, 2008, pursuant to the Purchase Agreement, Evercore sold to Mizuho a warrant to purchase 5,454,545 shares of Evercore Class A Common Stock (“Common Stock”) at $22.00 per share (the “Warrant”). The aggregate purchase price paid by Mizuho to Evercore for the Senior Notes and Warrant was $120 million in cash.

Interest is payable on the Senior Notes every six months beginning February 28, 2009 and accruing from August 28, 2008. The Senior Notes mature on August 28, 2020. The Senior Notes may be accelerated following certain events of default, including default in the payment of interest or principal, bankruptcy or uncured breaches of covenants contained in the Indenture. The Senior Notes may be redeemed, at the option of the holder, in the event of a change of control of Evercore or, at Evercore’s option, at any time following certain specified events if held by Mizuho CB and its permitted transferees or following the third anniversary of their date of issuance if held by parties other than Mizuho CB and its permitted transferees.

The Warrant is exercisable by the holder, in whole or in part, on or prior to August 28, 2020 upon surrender of the warrant, delivery of the notice of exercise and payment of the $22.00 exercise price per share of Common Stock either in cash, by surrender of Senior Notes with an aggregate accreted value equal to the exercise price or via cashless exercise. The exercise price and number of shares of Common Stock issuable upon exercise of the Warrant are subject to adjustment pursuant to customary anti-dilution provisions. None of Mizuho CB nor any of its affiliates may exercise the Warrant other than any such exercise contemporaneously with or immediately prior to a transfer of all shares of Common Stock issued pursuant to such exercise, solely for the purpose of effectuating a transfer of such shares, on the condition that Mizuho CB or its affiliates, as applicable, has entered into a binding agreement to effectuate such transfer to an unaffiliated person and completes such transfer.

A copy of the Indenture, including the form of the Senior Notes, is attached hereto as Exhibits 4.1, and a copy of the Warrant is attached hereto as Exhibit 4.2. The description of the Indenture, the Senior Notes and the Warrant in this Current Report is qualified in its entirety by reference to the complete copies of the applicable agreements attached hereto as exhibits.

Item 2.03(a).    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure with respect to the Senior Notes and the Indenture set forth under Item 1.01 of this Current Report, which disclosure is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture between Evercore Partners Inc. and The Bank of New York Mellon, as trustee, dated as of August 28, 2008

4.2	Warrant, dated as of August 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERCORE PARTNERS INC.

Date: August 28, 2008	/s/ Adam B. Frankel
By: Adam B. Frankel
Title: General Counsel

EXHIBIT LIST

Exhibit No.	Description

4.1	Indenture between Evercore Partners Inc. and The Bank of New York Mellon, as trustee, dated as of August 28, 2008

4.2	Warrant, dated as of August 28, 2008